Exhibit 99.1

Contact:

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces Fourth Quarter Results

•	Q4 revenue of $48.6 million, and pro forma EPS of $0.07, at high-end of guidance
•	Annual revenue of $201.3 million up 41%, with pro forma EPS of $0.27, up 440%, and pro forma EBITDA of $20.6 million

Miami, FL – February 22, 2011 - The Hackett Group, Inc. (NASDAQ: HCKT), a global strategic advisory and operations improvement consulting firm, today announced its financial results for the fourth quarter, which ended December 31, 2010.

Fourth quarter 2010 revenue was $48.6 million, a 41% increase from the same period in 2009. Pro forma diluted earnings per share were $0.07 for the fourth quarter of 2010, as compared to pro forma diluted net loss per share of ($0.02) for the same period in 2009. Pro forma information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.

GAAP diluted earnings per share were $0.07 for the fourth quarter of 2010, as compared to diluted loss per share of ($0.22) in the fourth quarter of 2009. GAAP net loss for the fourth quarter of 2009 included $5.9 million, or $0.15 per dilutive share, for restructuring and other one-time charges relating to the acquisition of Archstone Consulting in November 2009.

Fiscal year 2010 revenue was $201.3 million, an increase of 41% from the previous fiscal year. Pro forma diluted net earnings per share for 2010 was $0.27, as compared to $0.05 in fiscal year 2009. GAAP diluted earnings per share in fiscal 2010 was $0.34, as compared to net loss per share of ($0.18) in the previous fiscal year. GAAP net income for 2010 includes a non-cash acquisition earn-out shares re-measurement gain of $1.7 million, non-cash stock compensation of $4.3 million and amortization expense of $2.0 million. GAAP net loss for 2009 includes acquisition-related restructuring and one-time charges of $5.9 million, non-cash stock compensation expense of $3.0 million and amortization expense of $1.1 million.

At the end of the fourth quarter of 2010, the Company’s cash balances were $26.9 million. During the quarter ended December 31, 2010, the Company repurchased 665 thousand shares of its common stock at an average cost of $3.57 per share, for a total cost of $2.4 million. For the fiscal year 2010, the Company repurchased 1.9 million shares at an average price of $3.26, for a total cost of $6.1 million. The Company’s current remaining authorization is $4.5 million.

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“We are pleased with our strong year over year improvements in revenue and earnings,” stated Ted A. Fernandez, Chairman and CEO of the The Hackett Group. “More importantly, we expect improved market conditions in the US and Europe and the introductions of new offerings to allow us to build on the 2010 momentum.”

Based on the current economic outlook, the Company estimates total revenue for the first quarter of 2011 to be in the range of $49.0 million to $51.0 million, and estimates pro forma diluted earnings per share to be in the range of $0.05 to $0.07.

Other Highlights

Offshoring Research –The Hackett Group’s latest research found that close to 1.1 million jobs in corporate finance, IT, and other business functions were lost at large U.S. and European companies in 2008 and 2009 due to a combination of offshoring, productivity improvements, and lack of economic growth. The Hackett Group found that, with offshoring becoming a larger and larger factor each year, over 1.3 million additional jobs will disappear by 2014.

Archstone U.S. Holiday Retail Forecast – Archstone Consulting, a division of The Hackett Group, forecasted that U.S. holiday retail sales would rise by only 1.5% in 2010. This is a significant improvement over the sharp 3.9% decline of 2008, but represents only a modest improvement over the 0.4% increase of 2009. Archstone’s analysts found that despite some economic growth, stagnant family income and limited spending power have driven many Americans to feel that the recession is not over. However, Archstone saw opportunities in diverse sectors, including value retailers and retailers selling high-end luxury goods, as both of these sectors have already seen moderate to strong sales growth this year.

The Hackett Group and the APA Team on Payroll Portal - The Hackett Group and the American Payroll Association announced that they have teamed up on a new Payroll Metrics Portal (www.payrollmetrics.org) designed to make it easy for companies to fine tune their payroll processes, enhance workforce management, and improve their bottom line. The portal enables companies to gain a deeper understanding of the payroll and workforce management processes, which are key performance measures of leading organizations like Starbucks, Wolters Kluwer, and NYU Langone Medical Center.

At 5:00 P.M. ET on Tuesday, February 22, 2011, the senior management of The Hackett Group (NASDAQ:HCKT - News) will host a conference call to discuss fourth quarter earnings results for the period ending December 31, 2010.

The number for the conference call is (800) 857-9601, [Passcode: Fourth Quarter, Leader: Ted A. Fernandez]. For International callers, please dial (210) 234-8000.

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Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, February 22, 2011 and will run through 5:00 P.M. ET on Tuesday, March 8, 2011. To access the rebroadcast, please dial (800) 677-8599. For International callers, please dial (203) 369-3710.

In addition, The Hackett Group will also be webcasting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, February 22, 2011 and will run through 5:00 P.M. ET on Tuesday, March 8, 2011. To access the replay, visit http://www.thehackettgroup.com or http://www.streetevents.com.

About The Hackett Group, Inc.

The Hackett Group (NASDAQ: HCKT), a global strategic business advisory and operations improvement consulting firm, is a leader in best practice advisory, benchmarking, and transformation consulting services including strategy and operations, working capital management, and globalization advice. Utilizing best practices and implementation insights from more than 5,000 benchmarking engagements, executives use The Hackett Group’s empirically-based approach to quickly define and implement initiatives to enable world-class performance. Through its REL group, The Hackett Group offers working capital solutions focused on delivering significant cash flow improvements. Through its Archstone Consulting group, The Hackett Group offers Strategy & Operations consulting services in the Consumer and Industrial Products, Pharmaceutical, Manufacturing and Financial Services industry sectors. Through its Hackett Technology Solutions group, The Hackett Group offers business application consulting services that help maximize returns on IT investments. The Hackett Group has completed benchmark studies with 2,700 major corporations and government agencies, including 97% of the Dow Jones Industrials, 84% of the Fortune 100, 80% of the DAX 30 and 49% of the FTSE 100.

More information on The Hackett Group is available: by phone at (770) 225-7300; by e-mail at info@thehackettgroup.com.

# # #

Copyright © 2011 The Hackett Group, Inc. All rights reserved. Answerthink, EzLifeScience as well as their respective logos are trademarks or registered trademarks of The Hackett Group, Inc.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause The Hackett Group’s actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the ability of our products, services, or practices mentioned in

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this release to deliver the desired effect, our ability to effectively integrate acquisitions into our operations, our ability to retain existing business, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the business consulting and information technology industries, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable due to the bankruptcy or financial difficulties of our customers, risks of competition, price and margin trends, foreign currency fluctuations, changes in general economic conditions and interest rates as well as other risks detailed in our Company’s Annual Report on Form 10-K for the most recent fiscal year filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Twelve Months Ended
	December 31, 2010	January 1, 2010	December 31, 2010	January 1, 2010
Revenue:
Revenue before reimbursements	$43,739	$30,959	$180,899	$129,019
Reimbursements	4,891	3,606	20,449	13,681

Total revenue	48,630	34,565	201,348	142,700

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses (includes $572 and $673 and $2,340 and $2,204 of stock compensation expense in the quarters and twelve months ended December 31, 2010 and January 1, 2010, respectively)	27,492	22,329	112,692	84,407
Reimbursable expenses	4,891	3,606	20,449	13,681

Total cost of service	32,383	25,935	133,141	98,088
Selling, general and administrative costs (includes $704 and $240 and $1,961 and $800 of stock compensation expense in the quarters and twelve months ended December 31, 2010 and January 1, 2010, respectively)	13,320	12,110	55,755	46,215
Restructuring costs	—	5,437	—	5,437

Total costs and operating expenses	45,703	43,482	188,896	149,740

Income (loss) from operations	2,927	(8,917)	12,452	(7,040)
Other income (expense):
Non-cash acquisition earn-out shares re-measurement gain	—	—	1,727	—
Interest income	5	9	22	51
Loss on marketable investments	—	—	—	(35)

Income (loss) before income taxes	2,932	(8,908)	14,201	(7,024)
Income tax	(67)	(281)	(26)	(212)

Net income (loss)	$2,999	$(8,627)	$14,227	$(6,812)

Basic net income (loss) per common share:
Net income (loss) per common share	$0.07	$(0.22)	$0.35	$(0.18)
Weighted average common shares outstanding	40,609	38,973	40,349	38,240

Diluted net income (loss) per common share:
Net income (loss) per common share	$0.07	$(0.22)	$0.34	$(0.18)
Weighted average common and common equivalent shares outstanding	42,594	38,973	42,372	38,240

Pro forma data (1):
Income (loss) before income taxes	$2,932	$(8,908)	$14,201	$(7,024)
Acquisition-related costs	—	505	—	505
Non-cash acquisition earn-out shares re-measurement gain	—	—	(1,727)	—
Stock compensation expense	1,276	913	4,301	3,004
Restructuring costs	—	5,437	—	5,437
Amortization of intangible assets	464	555	1,960	1,058

Pro forma income (loss) before income taxes	4,672	(1,498)	18,735	2,980
Pro forma income tax	1,869	(599)	7,494	1,192

Pro forma net income (loss)	$2,803	$(899)	$11,241	$1,788

Pro forma basic net income (loss) per common share	$0.07	$(0.02)	$0.28	$0.05
Weighted average common shares outstanding	40,609	38,973	40,349	38,240

Pro forma diluted net income (loss) per common share	$0.07	$(0.02)	$0.27	$0.05
Weighted average common and common equivalent shares outstanding	42,594	38,973	42,372	39,046

(1)	The Company provides pro forma earnings results (which exclude acquisition-related costs, restructuring costs, amortization of intangible assets and stock compensation expense, and include a normalized tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the overall users’ understanding of the Company’s current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

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The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31, 2010	January 1, 2010

ASSETS
Current assets:
Cash and cash equivalents	$25,337	$15,004
Accounts receivable and unbilled revenue, net	31,580	28,653
Prepaid expenses and other current assets	5,056	2,683

Total current assets	61,973	46,340

Restricted cash	1,610	1,475
Property and equipment, net	8,816	7,137
Other assets	2,779	4,871
Goodwill, net	75,623	76,712

Total assets	$150,801	$136,535

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,590	$3,674
Accrued expenses and other liabilities	29,140	31,231

Total current liabilities	34,730	34,905
Accrued expenses and other liabilities, non-current	2,831	3,378

Total liabilities	37,561	38,283

Shareholders’ equity	113,240	98,252

Total liabilities and shareholders’ equity	$150,801	$136,535

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The Hackett Group, Inc.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

	Quarter Ended
	December 31, 2010	October 1, 2010	January 1, 2010
Revenue Breakdown by Group:
(in thousands)

The Hackett Group (2) (3)	$32,868	$36,109	$27,029
Hackett Technology Solutions (4)	15,762	16,196	7,536

Total revenue	$48,630	$52,305	$34,565

Revenue Concentration:
(% of total revenue)

Top customer	4%	4%	6%
Top 5 customers	15%	15%	23%
Top 10 customers	26%	26%	36%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	663	676	614
Total headcount	854	876	810
Days sales outstanding (DSO)	59	52	68
Cash provided by (used in) operating activities (in thousands)	$5,186	$8,365	$(3,466)
Depreciation (in thousands)	$465	$474	$379
Amortization (in thousands)	$464	$520	$555

The Hackett Group:
The Hackett Group annualized revenue per professional (in thousands)	$326	$351	$303

Technology Solutions:
Technology Solutions consultant utilization rate	73%	84%	73%
Technology Solutions gross billing rate per hour	$154	$147	$79

Share Repurchase Program:
Shares repurchased in the quarter (in thousands)	665	482	1,052
Cost of shares repurchased in the quarter (in thousands)	$2,373	$1,551	$2,926
Average price per share of shares repurchased in the quarter	$3.57	$3.22	$2.78
Remaining authorization (in thousands)	$4,513	$6,886	$579

(2)	Comparison of a client’s demand drivers, costs and practices to a peer group in order to empirically identify and define an organization’s ability to improve performance at a process level and to identify and compare business practices utilized by world-class performers. Additionally, strategic consulting support that utilizes Hackett’s best practice implementation content and tools to enable clients to accelerate transformation to world-class performance.
(3)	Annual or multi-year contracts that provide clients with on-demand access to world-class performance metrics, best practice repository, best practice research forums and conferences, and advice.
(4)	Best Practice Implementation of ERP Software, which is primarily Oracle and SAP, and business performance management solutions, which is primarily EPM Oracle.